UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2010

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders

On December 15, 2010, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.                    Our stockholders elected the Directors listed below for terms continuing until the 2011 annual meeting of stockholders by the following votes:

	Common Shares Cast:
	For	Withheld	Broker Non-Votes

Harvey P. Eisen	10,111,136	5,016,132	1,858,399
Daniel M. Friedberg	15,102,630	24,638	1,858,399
Marshall S. Geller	15,093,594	33,674	1,858,399
Scott N. Greenberg	15,102,555	24,713	1,858,399
Sue W. Kelly	15,095,086	32,182	1,858,399
Richard C. Pfenniger, Jr.	10,470,847	4,656,421	1,858,399
A. Marvin Strait	15,099,134	28,134	1,858,399
Gene A. Washington	15,095,509	31,759	1,858,399

2.                    Our stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Our stockholders cast 16,884,853 votes for ratification of KPMG LLP, 88,042 votes against ratification of KPMG LLP, and there were 12,772 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 17, 2010	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel